Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment No. 1 to the Registration Statement on Form S-4 of Spring Bank Pharmaceuticals, Inc. of our report dated August 28, 2020 relating to the financial statements of F-star Therapeutics Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

September 30, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment No. 1 to the Registration Statement on Form S-4 of Spring Bank Pharmaceuticals, Inc. of our report dated August 28, 2020 relating to the financial statements of F-star Biotechnologische Forschungs-und Entwicklungsges.m.b.H, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

September 30, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment No. 1 to the Registration Statement on Form S-4 of Spring Bank Pharmaceuticals, Inc. of our report dated August 28, 2020 relating to the financial statements of F-star Beta Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

September 30, 2020